EXHIBIT 4.2

            FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT


      This FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (the "AMENDMENT"), dated effective as of September 30, 1997, is made by and between HENLEY HEALTHCARE, INC. ("BORROWER"), a Texas corporation formerly known as Lasermedics, Inc., and COMERICA BANK-TEXAS ("LENDER"), a Texas banking association.


RECITALS:

      A. Borrower and Lender entered into that certain Amended and Restated Loan Agreement dated as of June 30, 1997 (as the same may have heretofore been amended, modified, restated or supplemented from time to time, the "LOAN AGREEMENT").

      B. Borrower and Lender now desire to (1) increase the Commitment Amount to $8,000,000, (2) evidence the execution and delivery of new promissory notes in replacement of the Revolving Note and Term Note A, (3) modify certain financial covenants, (4) modify, delete, and add certain definitions, and (5) make certain other changes to the Loan Agreement, all of which is more fully described hereinbelow, which such provisions contained below shall control over any inconsistencies with the foregoing recitals.


AGREEMENTS:

      In consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

      1. DEFINITION OF BORROWING BASE AMENDED. The definition of "Borrowing Base" contained in Section 1.1 of the Loan Agreement is hereby amended in its entirety to be and read as follows:

            "'BORROWING BASE' shall mean, on any day the sum of:

            (a) eighty percent (80%) of the aggregate outstanding principal balance of the Obligors' Eligible Accounts (other than Home Care Receivables) PLUS

            (b) sixty percent (60%) of the aggregate outstanding principal balance of the Obligors' Home Care Receivables; PROVIDED, that in no event may the Medicare Receivables component of Home Care Receivables exceed $500,000, PLUS

            (c) (i) prior to April 1, 1998, fifty percent (50%) of the book value of the Obligors' Eligible Inventory (exclusive of Tens Units), and (ii) on April 1, 1997 and at all times thereafter, forty percent (40%) of the book value of the Obligors' Eligible Inventory (exclusive of Tens Units) PLUS

            (d) the lesser of (i) twenty-five percent (25%) of the Tens Units which qualify as Eligible Inventory, and (ii) $500,000 PLUS

            (e) the Permitted Overage, if any, as of the day of any determination of the Borrowing Base.

      Notwithstanding the foregoing, in no event may the aggregate of the Obligors' Eligible Inventory component of the Borrowing Base exceed (y) at any time prior to January 1, 1998, seventy-five percent (75%) of the Borrowing Base, and (z) on January 1, 1998 and at all times thereafter, fifty (50%) of the Borrowing Base."

      2. PERMITTED OVERAGE DEFINITION ADDED. Section 1.1 of the Loan Agreement is hereby amended by adding thereto in the appropriate alphabetical order, a new definition of "Permitted Overage," which shall be and read as follows:

            "'PERMITTED OVERAGE' shall mean (a) from September 30, 1997 through and including December 31, 1997, $900,000, and (b) on January 1, 1998 through and including March 31, 1998, $400,000. After March 31, 1998, the "Permitted Overage" shall be $-0-."

      3. REVOLVING NOTE DEFINITION AMENDED. The definition of "Revolving Note" is hereby amended in its entirety to be and read as follows:

            "'REVOLVING NOTE' shall mean a promissory note, in the original principal sum of $8,000,000, dated as of September 30, 1997, and otherwise in the form of EXHIBIT B to this Agreement, and any and all renewals, extensions, modifications, rearrangements and/or replacements thereof."

      4. REVOLVING NOTE MATURITY DATE AMENDED. The definition of Revolving Note Maturity Date contained in Section 1.1 of the Loan Agreement is hereby amended in its entirety to be and read as follows:

            "'REVOLVING NOTE MATURITY DATE' shall mean February 1, 1999, or such earlier date as may be designated by the Bank pursuant to SECTION 8.2 hereof."

      5. TERM NOTE A DEFINITION AMENDED. The definition of "Term Note A" contained in Section 1.1 of the Loan Agreement is hereby amended in its entirety to be and read as follows:

            "'TERM NOTE A' shall mean a promissory note, in the original principal sum of $1,430,000, dated as of September 30, 1997, and otherwise in the form of EXHIBIT C to this Agreement, and any and all renewals, extensions, modifications, rearrangements and/or replacements thereof."

      6. TERM NOTE A MATURITY DATE AMENDED. The definition of Term Note A Maturity Date contained in Section 1.1 of the Loan Agreement is hereby amended in its entirety to be and read as follows:

            "'TERM NOTE A MATURITY DATE' shall mean September 30, 2002, or such earlier date as may be designated by the Bank pursuant to SECTION 8.2 hereof."

      7. TERM NOTE A PAYMENTS AMENDED. The second sentence of Section 2.4.2 of the Loan Agreement is hereby amended in its entirety to be and read as follows:

            "Term Note A shall be payable in monthly installments of $23,833 each, one each due and payable on the first day of each succeeding calendar month after its date until Term Note A (including all accrued interest thereon) has been fully paid and satisfied; PROVIDED that on the Term Note A Maturity Date, all principal of Term Note A and accrued and unpaid interest thereon shall be finally due and payable."

      8. ELIGIBLE ACCOUNT REQUIREMENTS AMENDED. Section 5.17.1(h)(iv) of the Loan Agreement is hereby deleted in its entirety and the succeeding clauses in subsection (h) are renumbered accordingly.

      9. EFFECTIVE TANGIBLE NET WORTH COVENANT AMENDED. Section 6.5 of the Loan Agreement is hereby amended in its entirety to be and read as follows:

            "6.5. MAINTAIN EFFECTIVE TANGIBLE NET WORTH. Maintain on a consolidated statement basis, an Effective Tangible Net Worth at all times of not less than THE SUM OF (a) $6,950,000 PLUS (b) (beginning with the calendar month ending April, 1997) the Tangible Net Worth Step-Up."

      10. LEVERAGE RATIO AMENDED. Section 6.6 of the Loan Agreement is hereby amended in its entirety to be and read as follows:

            "6.6. MAINTAIN LEVERAGE RATIO. Have on a consolidated statement basis, the ratio of (a) Debt less the Debt evidenced by the Subordinated Debt Documents to (b) Effective Tangible Net Worth of not more than 2.00 to 1.00 at all times."

      11. CURRENT RATIO COVENANT AMENDED. The Current Ratio Covenant in Section
6.8 of the Loan Agreement is hereby amended in its entirety to be and read as follows:

            "6.8. CURRENT RATIO. Maintain at all times on a consolidated statement basis the ratio of (a) Current Assets to (b) Current Liabilities (inclusive of outstanding Revolving Loans), of not less than 1.25 to 1.00 at all times."

      12. WAIVER OF CERTAIN DEFAULTS. The Lender hereby waives the occurrence of any Default or Event of Default which has occurred through the effective date hereof (but not thereafter) and of which the Lender has received written notice from the Borrower, under any or all of the provisions of Sections 6.5 through
6.8 of the Loan Agreement.

      13. NEW EXHIBITS ATTACHED. Exhibit B to the Loan Agreement (which is the form of Revolving Note) is hereby deleted in its entirety and there is hereby substituted therefor a new Exhibit B, which shall be in the form of EXHIBIT A attached hereto and incorporated herein by reference. Exhibit C to the Loan Agreement (which is the form of Term Note A) is hereby deleted in its entirety and there is hereby substituted therefor a new Exhibit C, which shall be in the form of EXHIBIT B attached hereto and incorporated herein by reference. Exhibit G to the Loan Agreement (which is the Compliance Certificate) is hereby deleted in its entirety and there is hereby substituted therefor a new Exhibit G, which shall be in the form of EXHIBIT F attached hereto and incorporated herein by reference.

      14. CONDITIONS. No part of this Amendment shall become effective until the Borrower shall have delivered (or shall have caused to be delivered) to Bank (unless otherwise waived or deferred by Bank) each of the following, in Proper
Form:

      (1) certificates dated as of the date hereof of the Secretary or any Assistant Secretary of Borrower and each Guarantor authorizing the execution, delivery and performance of this Amendment, and such other related documents and information as Lender may request;

      (2) a Notice of Entire Agreement executed by Borrower and Lender as of the date hereof;

      (3)   Lender's facility fee in the amount of $25,000;

      (4) evidence of the payment of any and all legal fees and expenses incurred to date by Lender in connection with this Amendment (including, without limitation, the negotiation and preparation of this Amendment and the related Loan Documents).

      (5) the replacement Revolving Note in the form attached hereto as EXHIBIT A, duly executed by Borrower;

      (6) the replacement Term Note A in the form attached hereto as EXHIBIT B, duly executed by Borrower;

      (7) a Second Supplemental Deed of Trust in the form attached hereto as EXHIBIT C attached hereto and incorporated herein by reference for all purposes, duly executed by Borrower;

      (8) a Trademark Security Agreement covering the trademarks being acquired from Cybex International, Inc. pursuant to the terms and conditions of the Asset Purchase Agreement dated as of , 1997, between Borrower and Cybex International, Inc.;

      (9) a First Amendment to Subordination Agreement dated as of , 1997, by and among the Borrower, Maxxim and Lender, in the form attached hereto as EXHIBIT D attached hereto and incorporated herein by reference for all purposes;

      (10) Financing Statements executed by Borrower for filing in the offices of the appropriate Governmental Authorities in the States of New York and Minnesota;

      (11) a new Borrowing Base Certificate duly executed by Borrower and Guarantors;

      (12) A landlord's consent executed by Cybex International, Inc. in favor of Lender, covering the New York and Minnesota locations where any assets of Borrower or any Guarantor are located;

      (13) a legal opinion of Porter & Hedges, L.L.P., counsel for the Obligors, in Proper Form;

      (14) certificates of existence, good standing and qualification to do business with respect to the Borrower and each Guarantor in each jurisdiction where the applicable Obligor does business;

      (15) UCC record and copy searches for each of Borrower and Guarantors, disclosing no notice of any liens or encumbrances filed against any of the Collateral in any relevant jurisdiction other than as relate to Permitted Liens (but exclusive of the Subordinated Liens);

      (16) searches of the records of the United States Patent & Trademark Office reflecting title to the patents and trademarks covered by said Trademark Security Agreement is in the Borrower (or, where an express assignment of such patents and trademarks pursuant to the Asset Purchase Agreement, in Cybex International, Inc.) and disclosing no notice of any liens or encumbrances filed against any of such Collateral in any relevant jurisdiction other than said Trademark Security Agreement and other than as relate to Permitted Liens.

      (17) evidence of hazard insurance policies naming the Bank as "loss/payee", and relating to the assets and properties of the Borrower (including, but not limited to, the new Collateral being acquired from Cybex International, Inc.), in form and amounts and with companies satisfactory to Bank;

      (18) a fully executed copy of the Purchase Agreement, together with all schedules, annexes and other attachments contemplated therein and together with the financial statements generated by Cybex International, Inc. and delivered to Borrower in connection with the pending asset acquisition, and, further, together with all financial statements required by Bank relating to said acquisition.

      (19) a Certificate in the form attached hereto as EXHIBIT E and incorporated herein by reference for all purposes, signed by an authorized officer of Borrower and of Cybex International, Inc., certifying that the transactions contemplated in said Asset Purchase Agreement have been consummated accompanied by a copy of the duly executed and delivered bill of sale and other conveyance documents contemplated in said Purchase Agreement.

      (20) All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Amendment or incidental thereto and all other related legal matters shall have been satisfactory to and approved by Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., legal counsel for Bank.

      (21) copies of consolidated (if applicable) annual audited financial statements for the Borrower and for Maxxim for their respective most recently ended fiscal year.

      15. CERTAIN DEFINITIONS AND REFERENCES. Terms used but not defined herein, but which are defined in the Loan Agreement or in the other Loan Documents, shall have the meanings herein ascribed to them therein. The term "Agreement" as used in the Loan Agreement and the term "Loan Agreement," as used in the other Loan Documents or any other instrument, document or writing furnished to Lender by Borrower shall mean the Loan Agreement as hereby amended. The term "Revolving Note" as used in the Loan Agreement and the other Loan Documents or any other instrument, document or writing furnished to Lender by Borrower shall mean the Revolving Note as substituted for pursuant to this Amendment. The term "Term Note A" as used in the Loan Agreement and the other Loan Documents or any other instrument, document or writing furnished to Lender by Borrower shall mean Term Note A as substituted for pursuant to this Amendment.

      16. EXPENSES; INDEMNIFICATION. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, BORROWER WILL PAY ALL COSTS AND EXPENSES AND REIMBURSE LENDER FOR ANY AND ALL EXPENDITURES OF EVERY CHARACTER INCURRED OR EXPENDED FROM TIME TO TIME, REGARDLESS OF WHETHER A DEFAULT HAS OCCURRED, IN CONNECTION WITH THE PREPARATION, NEGOTIATION, DOCUMENTATION, RECORDING, CLOSING, RENEWAL, REVISION, MODIFICATION, INCREASE, REVIEW OR RESTRUCTURING OF THIS AMENDMENT.

      17. NO USURY INTENDED; SPREADING. Notwithstanding any provision to the contrary contained in this Amendment, the Notes or any of the other Loan Documents, it is expressly provided that in no case or event shall the aggregate of (i) all interest on the unpaid balance of the Notes, accrued or paid from the date hereof and (ii) the aggregate of any other amounts accrued or paid pursuant to the Notes or any of the other Loan Documents, which under applicable laws are or may be deemed to constitute interest upon the indebtedness evidenced by the Notes ever exceed the Maximum Legal Rate. In this connection, the parties hereto expressly stipulate and agree that it is their common and overriding intent to contract in strict compliance with the applicable usury laws. In furtherance thereof, none of the terms of the Notes or any of the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Legal Rate. No Borrower nor any other parties now or hereafter becoming liable for payment of the indebtedness evidenced by the Notes shall ever be liable for interest in excess of the Maximum Legal Rate. If, for any reason whatever, the interest paid or received on the Notes during its full term produces a rate which exceeds the Maximum Legal Rate, the holder of the Notes shall credit against the principal of the Notes (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid on the Notes to produce a rate equal to the Maximum Legal Rate. All sums paid or agreed to be paid to the holder of the Notes for the use, forbearance or detention of the indebtedness evidenced thereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Notes, so that the interest rate is uniform throughout the full term of the Notes. The provisions of this paragraph shall control all agreements, whether now or hereafter existing and whether written or oral, between Borrower and Lender.

      18. BUSINESS LOANS. Borrower warrants and represents to Lender and all other holders of the Notes that all loans evidenced by the Notes are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One.

      19. WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRAIL BY JURY WITH RESPECT TO ANY AND ALL ACTIONS OR PROCEEDINGS AT ANY TIME IN WHICH THE BORROWER AND LENDER ARE PARTIES ARISING OUT OF THIS AMENDMENT, THE LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

      20. LIEN CONTINUATION; MISCELLANEOUS. Borrower and Lender hereby acknowledge, confirm and agree that the Security Documents secure and shall continue to secure the obligations of Borrower and any other party to any of the Loan Documents (other than Lender) under the Loan Documents, including, without limitation, this Amendment, the Notes, the Letter of Credit Liabilities and the Security Documents are hereby deemed modified to the extent necessary to evidence the foregoing acknowledgments, agreements and confirmations. Nothing contained in this Amendment or the Notes or any other document, instrument or other writing executed in connection with this Amendment shall be construed as a release or impairment of any of the liens, assignments and security interests created or granted pursuant to the Security Documents and such liens, assignments and security interests are hereby ratified and confirmed. The Liens are not waived. To the extent of any conflict between the Loan Agreement or any of the other Loan Documents (or any earlier modification of any of them) and this Amendment, this Amendment shall control. Except as hereby expressly modified, all terms of the Loan Agreement and the other Loan Documents (as any of them may have been previously modified by any written agreement) remain in full force and effect. This Amendment (a) shall bind and benefit Borrower and, except as herein expressly limited, Lender, and their respective receivers, trustees, successors and assigns (PROVIDED, that Borrower may not assign its rights hereunder without the prior written consent of Lender); (b) may be modified or amended only by a writing signed by each party; (c) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT; (d) may be executed in several counterparts, and by the parties hereto in separate counterparts, and each counterpart, when executed and delivered, shall constitute an original agreement enforceable against all who signed it without production of or accounting for any other counterpart, and all separate counterparts shall constitute the same agreement and (e) embodies the entire agreement and understanding between the parties with respect to modifications of instruments provided for herein and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Borrower acknowledges and agrees that there are no oral agreements among the parties with respect to the transactions contemplated by the Loan Documents which have not been incorporated in this Amendment or in the Loan Documents. If any provision of this Amendment should be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected thereby. Each waiver in this Amendment is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Lender for having bargained for and obtained it. Wherever the term "including" or a similar term is used in this Amendment, it shall be read as if it were "including by way of example only and without in any way limiting the generality of the clause or concept referred to." Any exhibits, appendices and annexes described in this Amendment as being attached to it are hereby incorporated into it. The headings in this Amendment shall be accorded no significance in interpreting it. BORROWER HEREBY RELEASES, DISCHARGES AND ACQUITS FOREVER LENDER AND ITS OFFICERS, DIRECTORS, TRUSTEES, AGENTS, EMPLOYEES AND COUNSEL (IN EACH CASE, PAST, PRESENT AND FUTURE) FROM ANY AND ALL CLAIMS EXISTING AS OF THE DATE HEREOF (OR THE DATE OF ACTUAL EXECUTION HEREOF BY THE APPLICABLE PERSON OR ENTITY, IF LATER). AS USED HEREIN, THE TERM "CLAIM" SHALL MEAN ANY AND ALL LIABILITIES, CLAIMS, DEFENSES, DEMANDS, ACTIONS, CAUSES OF ACTION, JUDGMENTS, DEFICIENCIES, INTEREST, LIENS, COSTS OR EXPENSES (INCLUDING BUT NOT LIMITED TO COURT COSTS, PENALTIES, ATTORNEYS' FEES AND DISBURSEMENTS, AND AMOUNTS PAID IN SETTLEMENT) OF ANY KIND AND CHARACTER WHATSOEVER, INCLUDING BUT NOT LIMITED TO CLAIMS FOR USURY, BREACH OF CONTRACT, BREACH OF COMMITMENT, NEGLIGENT MISREPRESENTATION OR FAILURE TO ACT IN GOOD FAITH, IN EACH CASE WHETHER NOW KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, ASSERTED OR UNASSERTED OR PRIMARY OR CONTINGENT, AND WHETHER ARISING OUT OF WRITTEN DOCUMENTS, UNWRITTEN UNDERTAKINGS, COURSE OF CONDUCT, TORT, VIOLATIONS OF LAWS OR REGULATIONS OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY WAIVES ALL RIGHTS, REMEDIES, CLAIMS AND DEFENSES BASED UPON OR RELATED TO SECTIONS 51.003, 51.004 AND 51.005 OF THE TEXAS PROPERTY CODE, TO THE EXTENT THE SAME PERTAIN OR MAY PERTAIN TO ANY ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS.

               NOTICE PURSUANT TO TEX. BUS. & COMM. CODE SS.26.02

      THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      EXECUTED effective as of the date first set forth above.


                                    HENLEY HEALTHCARE, INC., a Texas corporation

                                    By:         /s/  MICHAEL M. BARBOUR
                                    Name:       MICHAEL M. BARBOUR
                                    Title:      PRESIDENT



                                    COMERICA BANK-TEXAS, a Texas banking
                                    association


                                    By:         /s/  JAMES R. MCNUTT
                                    Name:       JAMES R. MCNUTT
                                    Title:      VICE PRESIDENT